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                                  EXHIBIT 23.2




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       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1994 Stock and Incentive Plan, of our report dated April 16, 2004, except for Note 8, as to which the date is June 9, 2004, with respect to the consolidated financial statements and schedule of TESSCO Technologies Incorporated included in its Annual Report (Form 10-K) for the year ended March 28, 2004, filed with the Securities and Exchange Commission

                                              /s/ ERNST & YOUNG LLP
                                              -----------------------
                                              Ernst & Young LLP


Baltimore, Maryland
August 9, 2004